Exhibit 99.2
AMENDMENT TO INVENTORY FINANCING AGREEMENT

This Amendment (this “Amendment”) is made to that certain entered into by and between Enterprise Integration Services, Inc. ("Dealer") and GE Commercial Distribution Finance Corporation ("Lender") on February 28, 2012, as amended ("Agreement").

FOR VALUE RECEIVED, Dealer and Lender agree to amend the Agreement to provide as follows (capitalized terms shall have the same meaning as defined in the Agreement unless otherwise indicated):

1.           Section 11 (l) of the Agreement is hereby amended in its entirety to read as follows:

 (l) Dealer or any Guarantor fails to pay any debt or perform any other obligation owed to any third party in excess of Twenty Five Thousand Dollars ($25,000.00) for Dealer or Two Hundred Fifty Thousand Dollars ($250,000.00) for Guarantor;

2.           Section 15 (b) of the Agreement is hereby amended in its entirety to read as follows

 (b)           Dealer irrevocably authorizes Lender to investigate and make inquiries of former, current, or future creditors or other persons and credit bureaus regarding or relating to Dealer (including, to the extent permitted by law, any equity holders of Dealer). Lender may provide to any Lender Affiliate or any Vendors or in connection with a securitization of Lender’s assets any financial, credit or other information regarding Dealer (including, to the extent permitted by law, any equity holders of Dealer) that Lender may at any time possess, whether such information was supplied by Dealer to Lender or otherwise obtained by Lender. Lender may provide to any third party any standard credit information on Dealer that Lender may at any time possess in response to a request for a credit rating, and any other information regarding Dealer that Lender may at any time possess if required by law.  Further, Dealer irrevocably authorizes and instructs any third parties (including without limitation, any Vendors or customers of Dealer) to provide to Lender any credit, financial or other information regarding Dealer that such third parties may at any time possess, whether such information was supplied by Dealer to such third parties or otherwise obtained by such third parties.

3.           Section 18 of the Agreement is hereby amended in its entirety to read as follows:

18.           Binding Effect.  Dealer cannot assign its interest in this Agreement without Lender's prior written consent, which consent, in the case of an assignment to an affiliate of Dealer, shall not be unreasonably withheld, conditioned or delayed.  Lender may assign or participate Lender's interest, in whole or in part, without Dealer's consent.  This Agreement will protect and bind Lender's and Dealer's respective heirs, representatives, successors and assigns, as the case may be.

4.           The following provisions are hereby incorporated into the Agreement:

Dealer agrees to cause its parent, Hickory Tech Corporation, guarantor of Dealer’s obligations to Lender (“Guarantor”), to provide Lender with:

(i)
a copy of each of Guarantor’s quarterly compliance certificates delivered by Guarantor to COBANK, ACB , and any successor administrative agent agenting the Guarantor Credit Agreement, as defined below, is referred to herein as the “Agent”), promptly upon such delivery to the Agent; and

(ii)
any notice of default delivered by either Guarantor or the Agent or the Guarantor Lenders, as defined below, to the other, promptly upon such delivery by either Guarantor or the Agent or the Guarantor Lenders to the other.

Dealer agrees that in addition to the events of default set forth in the Agreement, Dealer will be in default to Lender under the Agreement in the event:

(a)	Guarantor fails to deliver any such compliance certificate or notice of default to Lender as and when required above; or
(b)
any Default or Event of Default occurs under Guarantor's Credit Agreement between Guarantor and Agent and the other lenders thereto (together with Agent, the “Guarantor Lenders”) dated August 11, 2011, as such credit agreement exists as of the date hereof (the “Guarantor Credit Agreement”), without giving effect to any waiver or forbearance regarding any such Default or Event of Default which may be given by Agent or the Guarantor Lenders or any amendment to the Guarantor Credit Agreement which has the effect of causing such Default or Event of Default to not occur.

5.           The following provisions are hereby incorporated into the Agreement:

Dealer will forward to Lender by the 9th Business day of each month a Collateral Report (as defined below) dated as of the last day of the prior month.  Regardless of the SPP terms pertaining to any Collateral financed by Lender, and notwithstanding any scheduled payments made by Dealer after the Determination Date (as defined below) or anything contained in the Agreement to the contrary, if Lender determines, after reviewing the Collateral Report, or after conducting an inspection of the Collateral or otherwise, that (i) the total current outstanding indebtedness owed by Dealer to Lender as of the date of the Collateral Report, inspection or any other date on which a paydown is otherwise required hereunder or identified by Lender, as applicable (the "Determination Date"), exceeds (ii) the Collateral Liquidation Value (as defined below) as of the Determination Date by more than Two Million Five Hundred Thousand Dollars ($2,500,000.00), Dealer will immediately upon demand pay Lender the amount by which Dealer's total current outstanding indebtedness owed to Lender as of the Determination Date exceeds the Collateral Liquidation Value as of the Determination Date by more than Two Million Five Hundred Thousand Dollars ($2,500,000.00).

The term "Collateral Report" is defined herein to mean a report compiled by Dealer specifying the total outstanding balance owed to Dealer on Dealer's Eligible Accounts (as defined below) as of the date of such Report to the extent Lender has a first priority, fully perfected security interest therein.  Lender may, without notice to Dealer and at any time or times hereafter, verify the validity, amount or any other matter relating to any account by mail, telephone, or other means, in the name of Dealer or Lender.

The term "Eligible Accounts" is defined herein to include all of Dealer's accounts receivable except for:  (a) accounts created from the sale of goods and services on non-standard terms and/or that allow for payment to be made more than sixty (60) days from the date of sale; (b)(1) accounts unpaid more than ninety (90) days from date of invoice, other than those accounts described in subsentence (b)(2) below; and (2) accounts created from the leasing of goods and services for which Cisco Systems Capital Corporation is the obligor that allow for payment to be made more than one hundred fifty (150) days from date of lease; (c)(1) all accounts of any obligor with fifty percent (50%) or more of the outstanding balance unpaid for more than ninety (90) days from the date of invoice, other than those accounts described in subsentence (c)(2) below; and (2) one hundred fifty (150) days from the date of lease with respect to accounts created from the leasing of goods and services for which Cisco Systems Capital Corporation is the obligor; (d) accounts which the obligor is an officer, director, shareholder, partner, member, owner, employee, agent, parent, subsidiary, affiliate of, or is related or has common shareholders, officers, directors, owners, partners or members with respect to Dealer; (e) consignment sales; (f) accounts for which the payment is or may be conditional; (g) accounts for which the obligor is not a commercial or institutional entity or is not a resident of the United States or Canada; (h) accounts with respect to which any warranty or representation provided herein is not true and correct; (i) accounts which represent goods or services purchased for a personal, family or household purpose; (j) accounts which represent goods used for demonstration purposes or loaned by Dealer to another party; (k) accounts which are progress payment, barter or contra accounts; (l) accounts which are discounts, rebates, bonuses or credits for returned goods owed to Dealer by any third party; (m) accounts which are being financed by Lender pursuant to a Business Financing Agreement or other comparable document between Dealer and Lender; and (n) any and all other accounts which Lender deems to be ineligible.  Lender may, without notice to Dealer and at any time or times hereafter, verify the validity, amount or any other matter relating to any account by mail, telephone, or other means, in the name of Dealer or Lender.

For each account which Dealer lists on any Collateral Report, Dealer warrants and represents to Lender that at all times:  (a) such account is genuine; (b) such account is not evidenced by a judgment or promissory note or similar instrument or agreement; (c) it represents an undisputed bona fide transaction completed in accordance with the terms of the invoices and purchase orders relating thereto; (d) the goods sold or services rendered which resulted in the creation of such account have been delivered or rendered to and accepted by the obligor; (e) the amounts shown on any Collateral Report, Dealer's books and records and all invoices and statements delivered to Lender with respect thereto are owing to Dealer and are not contingent; (f) there are no offsets, counterclaims or disputes existing or asserted with respect thereto and Dealer has not made any agreement with any obligor for any deduction or discount of the sum payable thereunder except regular discounts allowed by Dealer in the ordinary course of its business for prompt payment which have been disclosed to Lender; (g) there are no facts or events which in any way impair the validity or enforceability thereof or reduce the amount payable thereunder from the amount shown on any Collateral Report, Dealer's books and records and the invoices and statements delivered to Lender with respect thereto; (h) all persons acting on behalf of obligors thereon have the authority to bind the obligor; (i) the goods sold or transferred giving rise thereto were not, immediately prior to such sale or transfer, subject to any lien, claim, encumbrance or security interest which is superior to that of Lender; (j) there has been no material adverse change in the obligor’s financial condition since the creation of the account, and there are no proceedings or actions known to Dealer which are threatened or pending against any obligor thereon which might result in any material adverse change in such obligor's financial condition; and (k) Lender’s security interest in such account will at all times constitute a perfected, first security interest in such account and will not become subordinate to the security interest or claim of an entity.

The term "Collateral Liquidation Value" is defined herein to mean:  (i) at Lenders sole discretion up to one hundred percent (100%) of the total aggregate wholesale invoice price of all of Dealer's inventory financed by Lender that is unsold and in Dealer's possession and control; and (ii) eighty five percent (85%) of the total outstanding balance of Dealer's Eligible Accounts: in each case as of the date of the Collateral Report and to the extent Lender has a first priority, fully perfected security interest therein as of the Determination Date.

If Dealer from time to time is required to make any payment to Lender pursuant to the terms of this Amendment, or otherwise has any past due obligation discovered during any Collateral review, upon review of a Collateral Report or at any other time, Dealer agrees that acceptance of such payment by Lender shall not be construed to be an express or implied waiver or amendment of this Agreement or of Dealer’s financing program.

Dealer waives notice of Lender’s acceptance of this Amendment.

All other terms as they appear in the Agreement, to the extent consistent with the foregoing, are ratified and remain unchanged and in full force and effect.

IN WITNESS WHEREOF, Dealer and Lender have executed this Amendment this 15th day of February, 2012

ENTERPRISE INTEGRATION SERVICES, INC.
(Dealer)
By:	/s/ David A. Christensen
David A. Christensen
Title:	Senior Vice President
Date:	February 28, 2012

GE COMMERCIAL DISTRIBUTION
FINANCE CORPORATION
By:	/s/ Richard Greco
Richard Greco
Title:	Senior Portfolio Manager
Date:	February 28, 2012